Exhibit 99.1

China Jo-Jo Drug Stores Announces Fourth Quarter and Year End Financial Results for Fiscal Year 2015

Q4 Revenue grew 30.1%, EPS jumped to $0.03/share from Losses of $1.01/share

FY 2015 Online Pharmacy Sales Increased 96.8%, Gross Profit up 117.2% and EPS Improved to $0.06 from Losses of $1.83

HANGZHOU, China, June 29, 2015 /PRNewswire/ -- China Jo-Jo Drugstores, Inc. (NASDAQ CM: CJJD) (the "Company" or "China Jo-Jo"), a leading China-based retail and wholesale distributor of pharmaceutical and health care products through its own online and retail pharmacies, today announced financial results for the fourth quarter and fiscal year ended March 31, 2015.

FY 2015 Fourth Quarter Highlights:

●	Revenue increased 30.1% to $20,982,649 for the fourth quarter ended March 31, 2015 as compared to $16,129,575 during the same period last year.

●	Q4 Gross profit increased to $3,341,109 as opposed to a loss of $1,001,170 for the same quarter last year

●	Q4 net income increased by $14,985,454 to $519,423 during the three months ended March 31, 2015, a significant improvement from a net loss of $14,466,031 in the fourth quarter of last year

●	Q4 earning per share (EPS) increased to $0.03/share from EPS of $(1.01) for the same quarter last year

Fiscal Year 2015 Highlights:

●	Total revenue increased by $10,741,145 or 16.2% for the year ended March 31, 2015 as compared to the previous fiscal year

●	Retail drugstores sales increased by $ 8,702,955 or 21.7%, for the year ended March 31, 2015, as compared to the previous fiscal year

●	Online pharmacy sales increased 96.8% over FY 2014, to a record revenue of $14,879,397, which accounts for approximately 19.4% of the company's overall sales

●	Gross profit increased by $6,710,539, or 117.2% year over year, while gross margin essentially doubled from 8.7% of FY 2014 to 16.2% of FY 2015

●	Net income increased to $855,628, and EPS jumped to $0.06/share during FY 2015, from a net loss of $25,356,170 and EPS of ($1.83)/share

●	The company ended the year with cash and restricted cash balance of $13,015,682, $59.5 million in total assets, and $42.3 million in total liabilities

Revenue increase during FY 2015 was mainly due to the expansion of the Company's retail drugstores and online pharmacy business. Retail drugstores sales, which accounted for approximately 63.5% of total revenue, increased by approximately $8.7 million, of which a 21.2% increase in same-store sales contributed approximately $8.0 million while new stores sales contributed approximately $1.1million.

Online pharmacy sales reached $14,879,397, an increase of 96.8% over the previous year, thanks to a series of online marketing efforts, plus China Jo-Jo expanded their presence on e-commerce platforms, like Taobao, JD.com and Amazon.com. The Company also signed a service agreement with Alipay (China) Internet Technology Ltd. ("Alipay") to incorporate Alipay's online payment service ("Alipay Service") into its online stores. This move gave China Jo-Jo access to Alipay's 300 million registered users. Furthermore, the Company reached an agreement with Shanghai Jianbao Technology Co., Ltd. ("Shanghai Jianbao"), a leader in China's Pharmacy Benefit Management (PBM) sector, to set up a new joint venture that strengthened China Jo-Jo's cooperation with large insurance companies in China.

Mr. Lei Liu, Chairman and CEO of the Company stated, "We are thrilled to close out fiscal year 2015 with a stellar fourth quarter performance.  Our official online pharmacy, www.dada360.com, experienced more than 3 times revenue growth year over year thanks to our strategic partnership with China's leading Pharmacy Benefit Management (PBM) provider and insurance companies. After almost two years of company's restructure of which our management has shifted focuses and resources to higher growth and high margin market segment, we believe FY 2015 was a major turning point for China Jo-Jo.  We not only achieved probability from last two years' of major losses, but also regained the trust of our loyal customers and shareholders.

"As we accelerate our growth into 2016 and beyond, we believe our e-commerce sales will one day surpass the sales from our traditional offline pharmacy business. By leveraging our online presence, China Jo-Jo aims to become a nationally recognized pharmacy chain and a leading player in the online drugstore marketspace in China."

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CHINA JO-JO DRUGSTORES, INC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31,	March 31,
	2015	2014
A S S E T S

CURRENT ASSETS
Cash	$4,023,581	$4,445,276
Restricted cash	8,992,101	3,114,543
Financial assets available for sale	1,307,200
Notes receivable	138,952	-
Trade accounts receivable, net	9,237,743	6,734,536
Inventories	10,538,591	7,047,397
Other receivables, net	1,130,264	149,546
Advances to suppliers, net	4,717,352	4,577,194
Other current assets	2,200,838	1,663,102
Total current assets	42,286,622	27,731,594

PROPERTY AND EQUIPMENT, net	7,056,781	9,412,688

OTHER ASSETS
Farmland assets	1,704,359	1,371,735
Long term deposits	2,584,025	2,786,437
Other noncurrent assets	2,734,798	3,036,930
Intangible assets, net	3,142,003	1,569,443
Total other assets	10,165,185	8,764,545

Total assets	$59,508,588	$45,908,827

L I A B I L I T I E S A N D S T O C K H O L D E R S' E Q U I T Y

CURRENT LIABILITIES
Short-term loan payable	$32,680	$162,300
Accounts payable, trade	15,915,915	14,554,726
Notes payable	15,752,969	7,820,718
Other payables	2,931,869	1,282,211
Other payables - related parties	2,729,740	2,384,294
Loan from third parties	-	294,042
Customer deposits	3,759,050	3,185,885
Taxes payable	328,111	373,501
Accrued liabilities	509,537	1,208,242
Total current liabilities	41,959,871	31,265,919

Purchase option and warrant liability	315,327	278,916
Total liabilities	42,275,198	31,544,835

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock; $0.001 par value; 10,000,000 shares authorized; nil issued and outstanding as of March 31, 2015 and 2014	-	-
Common stock; $0.001 par value; 250,000,000 shares authorized; 15,650,504 and 14,416,022 shares issued and outstanding as of March 31, 2015 and 2014	15,651	14,416
Additional paid-in capital	19,301,233	17,355,555
Statutory reserves	1,309,109	1,309,109
Accumulated deficit	(7,404,210)	(8,260,767)
Accumulated other comprehensive income	3,972,543	3,905,136
Total stockholders' equity	17,194,326	14,323,449

Noncontrolling interests	39,064	40,543
Total equity	17,233,390	14,363,992

Total liabilities and stockholders' equity	$59,508,588	$45,908,827

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CHINA JO-JO DRUGSTORES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	For the years ended March 31,
	2015	2014
REVENUES, NET	$76,895,732	$66,154,587

COST OF GOODS SOLD	64,457,707	60,427,101

GROSS PROFIT	12,438,025	5,727,486

SELLING EXPENSES	10,416,451	13,688,771
GENERAL AND ADMINISTRATIVE EXPENSES	313,390	11,268,857
TOTAL OPERATING EXPENSES	10,729,841	24,957,628

INCOME (LOSS) FROM OPERATIONS	1,708,184	(19,230,142)

OTHER (EXPENSE) INCOME, NET	295,018	(8,412)
IMPAIRMENT OF GOODWILL	-	-
IMPAIRMENT OF LONG-LIVED ASSETS	(1,053,765)	(4,995,012)
IMPAIRMENT OF AGRICULTURAL INVENTORY		(820,637)
CHANGE IN FAIR VALUE OF PURCHASE OPTION AND WARRANTS LIABILITY	(36,411)	(257,097)

INCOME (LOSS) BEFORE INCOME TAXES	913,026	(25,311,300)

PROVISION FOR INCOME TAXES	57,398	44,870

NET INCOME (LOSS)	855,628	(25,356,170)

ADD: NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTEREST	929	34

NET INCOME (LOSS) ATTRIBUTABLE TO CHINA JO-JO DRUGSTORES, INC.	$856,557	$(25,356,136)

NET INCOME (LOSS)	$855,628	$(25,356,170)

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustments	66,857	784,184

COMPREHENSIVE INCOME (LOSS)	922,485	(24,571,986)

Less: Comprehensive income (loss) attributable to noncontrolling interest	(1,479)	(668)

COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO CHINA JO-JO DRUGSTORES, INC.	$921,006	$(24,572,654)

WEIGHTED AVERAGE NUMBER OF SHARES:
Basic	14,960,522	13,880,190
Diluted	15,156,423	13,880,190

EARNINGS (LOSS) PER SHARES:
Basic	$0.06	$(1.83)
Diluted	$0.06	$(1.83)

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CHINA JO-JO DRUGSTORES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

						Accumulated
	Common Stock			Retained Earnings		other
	Number of		Paid-in	Statutory		comprehensive	Noncontrolling
	shares	Amount	capital	reserves	Unrestricted	income/(loss)	interest	Total
BALANCE, March 31, 2013	13,609,002	13,609	16,609,747	1,309,109	17,095,369	3,121,654	(1,879)	$38,147,609
Stock based compensation	807,020	807	746,621					747,428
Net loss					(25,356,136)		(34)	(25,356,170)
Start-up of Shouantang Health							39,837	39,837
Closing of Shanghai Zhongxin			(813)				1,917	1,104
Foreign currency translation gain						783,482	702	784,184
BALANCE, March 31, 2014	14,416,022	$14,416	17,355,555	1,309,109	(8,260,767)	3,905,136	40,543	$14,363,992

Stock based compensation	615,000	615	1,003,872					1,004,487
Net income					856,557		(929)	855,628
Issuance of common stocks in exchange of debts	619,482	620	941,806			-		942,426
Foreign currency translation gain (loss)						67,407	(550)	66,857
BALANCE, March 31, 2015.	15,650,504	$15,651	19,301,233	1,309,109	(7,404,210)	3,972,543	39,064	$17,233,390

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CHINA JO-JO DRUGSTORES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended March 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$855,628	$(25,356,170)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Bad debt direct write-off and provision	(7,461,802)	4,387,765
Depreciation and amortization	2,820,489	3,234,169
Inventory reserve and write-off	(775,660)	1,776,067
Agricultural inventory impairment	-	820,637
Leasehold improvement and fixed assets impairment	1,053,765	480,771
Impairment of intangible - license and permit	-	1,126,981
Impairment of prepayment of lease use right	-	2,481,792
Impairment of land and road improvement	-	905,468
Leasehold improvement write-off	-	145,040
Stock compensation	1,004,487	748,907
Change in fair value of purchase option derivative liability	36,411	263,307
Change in operating assets:
Accounts receivable, trade	(410,498)	5,211,707
Notes receivable	(138,187)	-
Inventories and biological assets	(2,970,350)	(2,272,013)
Other receivables	(920,961)	289,545
Advances to suppliers	5,266,390	7,863,565
Other current assets	(523,585)	(420,126)
Long term deposit	220,079	24,499
Other noncurrent assets	320,938	16,026
Change in operating liabilities:
Accounts payable, trade	1,255,589	524,778
Other payables and accrued liabilities	929,608	169,752
Customer deposits	548,534	(1,733,448)
Taxes payable	(47,657)	(4,903)
Net cash provided by operating activities	1,063,218	684,116

CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in financial assets available for sale	(1,307,200)	-
Acquisition of equipment	(1,283,997)	(322,624)
Acquisition of land use right	-	(1,585,139)
Increase in intangible assets-acquisition of Sanhao Pharmacy	(1,585,118)	-
Additions to leasehold improvements	(189,135)	(205,278)
Net cash (used in) investing activities	(4,365,450)	(2,113,041)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term bank loan	32,500	162,600
Repayment of short-term bank loan	(162,500)	-
Repayment of (Proceeds from) third parties loan	(294,405)	294,586
Change in restricted cash	(5,824,192)	(914,044)
Proceeds from notes payable	28,169,765	8,209,154
Repayment of notes payable	(20,333,918)	(7,704,703)
Changes in other payables-related parties	1,280,997	1,159,909
Net cash provided by financing activities	2,868,247	1,207,502

EFFECT OF EXCHANGE RATE ON CASH	12,290	142,605

(DECREASE) IN CASH	(421,695)	(78,818)

CASH, beginning of year	4,445,276	4,524,094

CASH, end of year	$4,023,581	$4,445,276

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$56,366	$8,764
Cash paid for income taxes	$65,567	$39,754
Issuance of common stocks in exchange of debts	$941,613	$-
Non-cash financing activities
Transfer from construction-in-progress to leasehold improvement	$-	$111,890
Goods receipts against accounts receivables and offset	$-	$5,394,919

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About China Jo-Jo Drugstores, Inc.

China Jo-Jo Drugstores, Inc., through its own retail drugstores, wholesale distributor and online pharmacy, is a leading retailer and wholesale distributor of pharmaceutical and healthcare products in China. As of March 31, 2015, the Company had 59 retail pharmacies in Hangzhou. The Company's wholesale subsidiary not only supplies its retail stores, but also distributes drug and other healthcare products to other drugstores and drug vendors. The Company routinely posts important information on its corporate websites at www.jiuzhou-drugstore.com (Chinese) and www.chinajojodrugstores.com (English).

Forward Looking Statement

Statements in this press release regarding the Company that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements, including, but not limited to, financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," "anticipate," the negatives thereof, or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding the progress of new product development. It is routine for the Company's internal projections and expectations to change as the quarter and year progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which the Company bases its expectations may change. Although these expectations may change, the Company is under no obligation to inform you if they do. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of numerous factors, including the risks associated with the effect of changing economic conditions in the People's Republic of China, variations in cash flow, reliance on collaborative retail partners and on new product development, variations in new product development, risks associated with rapid technological change, and the potential of introduced or undetected flaws and defects in products. Readers are referred to the reports and documents filed from time to time by the Company with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements.

Contact:

China Jo-Jo Drugstores, Inc.
Ming Zhao, Chief Financial Officer
561-372-5555
frank.zhao@jojodrugstores.com

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